Exhibit 21-B

                           METROPOLITAN EDISON COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                                    STATE OF
NAME OF SUBSIDIARY                          BUSINESS             ORGANIZATION
------------------                          --------             ------------


YORK HAVEN POWER COMPANY             HYDROELECTRIC GENERATION    NEW YORK

MET-ED PREFERRED CAPITAL, INC.       SPECIAL-PURPOSE FINANCE     DELAWARE
  MET-ED CAPITAL, L.P.               SPECIAL-PURPOSE FINANCE     DELAWARE

MET-ED PREFERRED CAPITAL II, INC.    SPECIAL-PURPOSE FINANCE     DELAWARE
  MET-ED CAPITAL II, L.P.            SPECIAL-PURPOSE FINANCE     DELAWARE
  MET-ED CAPITAL TRUST               SPECIAL-PURPOSE FINANCE     DELAWARE



Note: Met-Ed, along with its affiliates JCP&L and Penelec, collectively own all of the common stock of Saxton Nuclear Experimental Corporation, a Pennsylvania nonprofit corporation organized for nuclear experimental purposes which is now inactive. The carrying value of the owners' investment has been written down to a nominal value.